UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20475 State Highway 249, Suite 300

Houston, TX 77070

(Address of principal executive offices)

(281) 598-1230

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange where registered
Common Stock, $0.01 par value per share	ICD	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On July 21, 2022, Independence Contract Drilling, Inc. (the “Company”) entered into a First Supplemental Indenture, dated July 21, 2022 (the “Supplemental Indenture), by and among the Company, the Guarantor party thereto, and U.S. Bank Trust Company National Association, to that certain Indenture, dated March 18, 2022 (the “Indenture”), relating to the Company’s Floating Rate Convertible Senior Secured PIK Toggle Notes due 2026.

The Supplemental Indenture amended the following defined terms and amended Section 3.39 of the Indenture as follows:

●	“Shareholder Approval” was amended by adding the following sentence to the end of the definition:

“Notwithstanding the foregoing, approval by the Company’s stockholders at its 2022 Annual Meeting of Stockholders held on June 8, 2022 of each of (a) the “Share Issuance Proposal” and (b) the “Charter Amendment Proposal,” each as set forth and defined in the Company’s definitive proxy statement filed with the SEC effective on April 22, 2022 for its 2022 Annual Meeting of Stockholders, shall constitute Shareholder Approval under this Indenture with respect to the Share Issuance Proposal and Charter Amendment Proposal.”

●	“Capex Adjustment” was amended and restated in its entirety as follows to add an additional category (c) to such definition:

““CapEx Adjustment” means, with respect to any fiscal year, an amount equal to (a) an additional amount of $500,000 for each Rig above an aggregate of 17 Rigs that the Company operates during such fiscal year, plus (b) an amount equal to costs incurred to reactivate any Rig, so long as (i) the Company has a signed contract with a customer with respect to each such Rig of at least one (1) year duration providing for early termination payments consistent with past practice equal to at least the expected margin on the contract, (ii) the expected margin on such Rig contract will be equal to or exceed the reactivation Capital Expenditures subject to this CapEx Adjustment in clause (b), and (iii) the reactivation Capital Expenditures, Rig contract and the expected margin calculation are approved by the Board of Directors and (c) an amount equal to such other Capital Expenditures specifically approved by written or electronic consent by both (i) the Required Holders (which approval may, for the avoidance of doubt, be provided by the Required Holders in their sole discretion for an amount of Capital Expenditures to be committed or made by the Company or a Subsidiary of the Company within ninety (90) days after the date of such consent) and (ii) the Board of Directors of the Company.”

●	Section 3.39 Limitation of Capital Expenditures contained in the Indenture was amended to add the following sentence to end of such section:

“For the purposes of calculating Capital Expenditures for any fiscal year, a Capital Expenditure will be deemed to have occurred during the fiscal year in which such Capital Expenditure is actually made, or, if earlier, the fiscal year in which the commitment for such Capital Expenditure was entered into; provided, however, that in no event shall a commitment for, and the actual making of, a particular Capital Expenditure be double counted for the purposes of calculating Capital Expenditures.”

The foregoing summary description of the Supplemental Indenture is subject to and qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	First Supplemental Indenture dated July 21, 2022, by and among the Company, the Guarantor thereto, and U.S. Bank Trust Company National Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: July 27, 2022	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary